Mortgage Core Fund
A Portfolio of Federated Hermes Core Trust

SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION DATED AUGUST 28, 2025
Todd Abraham, CFA, will retire on April 3, 2026. Effective upon his retirement, Mr. Abraham will no longer serve as a portfolio manager of the Fund. Accordingly, effective April 3, 2026, please remove all references to Mr. Abraham. The other members of the management team will continue to manage the Fund.
November 5, 2025

Mortgage Core Fund
Federated Hermes Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedHermes.com/us
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q457149 (11/25)
© 2025 Federated Hermes, Inc.

Bank Loan Core Fund
A Portfolio of Federated Hermes Core Trust

SUPPLEMENT TO Private Offering Memorandum AND STATEMENT OF ADDITIONAL INFORMATION DATED AUGUST 28, 2025
B. Anthony Delserone Jr., CFA, will retire on April 1, 2026. Effective upon his retirement, Mr. Delserone will no longer serve as a portfolio manager of the Fund. Accordingly, effective April 1, 2026, please remove all references to Mr. Delserone.
The other members of the management team will continue to manage the Fund.
November 5, 2025

Bank Loan Core Fund
Federated Hermes Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedHermes.com/us
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q457129 (11/25)
© 2025 Federated Hermes, Inc.